Exhibit 99.2

Cactus Announces Agreement to Acquire 65% Controlling Interest in Baker Hughes’ Surface Pressure Control Business

HOUSTON – June 2, 2025 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) announced today that its subsidiary Cactus Companies, LLC has entered into a definitive agreement with certain subsidiaries of Baker Hughes Company (“Baker Hughes”) to acquire 65% and assume operational control of the Baker Hughes Surface Pressure Control Business (“SPC” or the “Business”). SPC designs, manufactures and services specialized surface pressure control solutions, primarily wellheads and production tree equipment, for international markets.

Business Highlights

•	Acquisition establishes Cactus’ position as a premier, capital-light and geographically diversified oilfield equipment manufacturer

•	Transforms Cactus’ geographic footprint, with ~85% of SPC revenues generated in the Middle East and no material U.S. external sales, providing for a more diverse and stable consolidated Cactus Pressure Control revenue profile through market cycles

•	Greater revenue, earnings and cash flow visibility from the acquisition resulting from SPC’s $600+ million product and aftermarket service backlog as of December 31, 2024

•	Highly accretive to financial metrics while maintaining a conservative balance sheet

•	A Joint Venture will be formed to hold SPC, and Baker Hughes will retain 35% ownership in the Joint Venture post-closing

Scott Bender, Chairman and CEO of Cactus, commented, “I am extremely pleased to announce this acquisition today, which is the result of a long, exhaustive process to responsibly enter several of the most important oil and gas markets in the world. The SPC Business meets all of our acquisition criteria. Its geographic footprint is highly complementary to Cactus’ existing business, and this combination enables us to expand our reach as a capital-light manufacturer of highly-engineered products sold directly to end users. Additionally, our leadership team’s familiarity with the Business, which operates former Wood Group Pressure Control assets that members of our team previously managed, provides increased confidence in operating the business efficiently. We are excited to partner with Baker Hughes in the Joint Venture operating SPC, as their partnership will be instrumental to transition key administrative services and will assist in a smooth transition of critical customer relationships and long-term contracts.

The current SPC leadership team has substantially improved the operating and financial performance of the Business in the past several years through service facility and manufacturing footprint rationalizations, and we look forward to continuing optimization work with the leadership team to further progress SPC’s capabilities. Over time, we expect to enhance the supply chain given our specialized knowledge of these products and our expanding global low-cost manufacturing footprint, driving improved financial returns.

In conclusion, we have been evaluating alternatives to expand our operational capabilities and geographic footprint, and we believe that the acquisition of our interest in SPC represents the most attractive expansion opportunity available. This transaction provides us with improved access to important new non-tariff impacted markets for both Pressure Control and Spoolable Technologies products to continue the growth trajectory we have demonstrated since our founding and should diversify and stabilize our revenue streams through cycles. I am pleased that we have structured the transaction to enable us to acquire a controlling share of the business while maintaining financial flexibility in this market environment, and we expect to close the transaction later this year with little-to-no net debt. We look forward to operating this business with the same focus on margins, returns and customer execution that you have come to expect of Cactus, with the goal of increasing long-term value for shareholders.”

Transaction & Financing Details

Cactus will purchase a 65% interest in SPC for $344.5 million ($530 million total enterprise value on a cash-free, debt-free basis) subject to customary purchase price adjustments. Cactus also plans to capitalize the JV balance sheet with $70 million of operating cash at close, and Baker Hughes will contribute 35% of that cash which will be paid back to them over time. Any time after the second anniversary of closing, Cactus has the right to purchase, and Baker Hughes has the right to require Cactus to purchase, the remaining 35% interest. Cactus expects to utilize cash on hand (approx. $348 million as of March 31, 2025) and funds from its undrawn $225 million revolving credit facility to fund the up-front consideration. The Company may elect to pursue one or more debt financing transactions prior to closing to preserve revolving credit facility liquidity. Closing is expected to occur in the second half of 2025.

Advisors

Piper Sandler & Co. is serving as the exclusive financial advisor to Cactus and Bracewell LLP is serving as legal counsel in association with the transaction.

Conference Call & Webcast Information

Cactus will host a conference call to discuss the acquisition on Monday, June 2, 2025 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of start time to ensure a proper connection. In addition, a presentation with additional information relating to the SPC acquisition is available on the Company’s website at www.CactusWHD.com.

About Cactus, Inc.

Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope,” “opportunity,” “maintaining,” “provide,” “providing for” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties, including unanticipated challenges related to the proposed acquisition. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Cactus, Inc.

Alan Boyd, 713-904-4669

Director of Corporate Development and Investor Relations

IR@CactusWHD.com

Source: Cactus, Inc.

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